EXHIBIT 99.1

Contact:

Shelley Boxer

V.P. Finance

MSC Industrial Direct Co., Inc.

(516) 812-1216

Investors/Media:

Alex Tramont/Rachel Rosenblatt

FTI Consulting – Strategic Communications

(212) 850-5600

For Immediate Release

MSC INDUSTRIAL DIRECT CO., INC. ANNOUNCES PLANS FOR NEW CUSTOMER FULFILLMENT CENTER IN COLUMBUS, OHIO

- Company to Build 400,000 Square Foot Fulfillment Center -

Melville, NY, July 30, 2012 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC” or the “Company,” one of the largest direct marketers and premier distributors of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout the United States, today announced plans to build its fifth US-based Customer Fulfillment Center (“CFC”), or distribution center, in Columbus, Ohio, in order to support its growth strategy and maintain its signature service model as the Company grows.

Pending final approvals, the Company will purchase 70 acres of land in Columbus, intending to break ground on an approximately 400,000 square foot facility in late 2012. The Company expects to complete construction and begin operation in late summer or early fall of 2014. Columbus 2020, City of Columbus, State of Ohio, JobsOhio, Franklin County, Columbus-Franklin County Finance Authority, and Columbia Gas have worked to structure an attractive incentive package, with tax and other incentives totaling approximately $9 million over the course of ten years. MSC plans to create approximately 300 new full time jobs in Columbus by year-end 2017. The site will also be designed to accommodate future expansion as the Company continues to grow.

“We are pleased to announce our plans for our fifth domestic CFC in Columbus, Ohio,” said Doug Jones, Executive Vice President, Global Supply Chain Operations of MSC. “Our current success and growth plan requires us to add a new CFC to support our world-class service model as we continue to grow. After conducting a thorough review, Columbus provided the most compelling opportunity to expand our distribution network in the most cost-effective manner, in a region that fits well with our existing network and provides easy access to key markets and resources, as well as a rich pool of local talent. Over the long-term, our investment in this facility will yield high returns as we more efficiently manage and expand our service volume.”

Jones continued, “We are grateful for the efforts of our partners in Ohio for working with us to make this possible, and we look forward to expanding our presence in the Columbus community.”

The Company expects to invest approximately $55 million in capital expenditures to construct and outfit the facility in Columbus, substantially all of which is expected to be spent over the course of fiscal years 2013 and 2014. At the present time, the Company estimates that the effect of building and start up costs, net of incentives, will be neutral to earnings and that additional operating costs upon opening, after the effect of incentives and reduced costs at other fulfillment centers, will be minimal.

MSC INDUSTRIAL DIRECT CO., INC. ANNOUNCES PLANS FOR NEW CUSTOMER	Page –2–
FULFILLMENT CENTER IN COLUMBUS, OHIO

About MSC Industrial Direct Co., Inc.

MSC Industrial Direct Co., Inc. is one of the largest direct marketers and premier distributors of Metalworking and Maintenance, Repair and Operations ("MRO") supplies to industrial customers throughout the United States. MSC employs one of the industry's largest sales forces and distributes approximately 600,000 industrial products from approximately 3,000 suppliers to approximately 325,000 customers. In-stock availability is approximately 99%, with next day standard delivery to the contiguous United States on qualifying orders up until 8:00 p.m. Eastern Time. MSC reaches its customers through a combination of approximately 18 million direct-mail catalogs, 107 branch sales offices, 1,101 sales people, the Internet and associations with some of the world's most prominent B2B eCommerce portals. For more information, visit the Company's website at http://www.mscdirect.com.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements in this Press Release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including statements about expected future results shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include, without limitation, current economic, political and social conditions, cost overruns or other unanticipated problems associated with constructing a new CFC in Columbus, Ohio, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, competition, general economic conditions in the markets in which the Company operates, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on the Company's information systems and on key personnel, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's reports on Forms 10-K, 10-Q and 8-K that the Company files with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and the Company assumes no obligation to update these forward-looking statements.

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